UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2015

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  Appointment of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2015, Accuride Corporation ("Accuride" or the "Company") announced as part of its global growth initiative the promotion of  Scott Hazlett, Accuride's Senior Vice President/Operations Accuride, to President of Accuride Wheels, and Gregory Risch, Accuride's Senior Vice President/Chief Financial Officer to President of Gunite, effective immediately, as well as the hiring of Michael Hajost to replace Mr. Risch as the Company's Senior Vice President/Chief Financial Officer, effective November 30, 2015.  Mr. Risch will continue to serve as the Company's Chief Financial Officer, in addition to his new responsibilities as President of Gunite, through November 30, 2015.

Mr. Hajost, age 52, has no familial relationships with anyone at Accuride and has not been involved in any reportable related party transaction with Accuride or any of its affiliates.   Mr. Hajost joins Accuride after completing a seven-year tenure as the Vice President, Treasury and Investor Relations for Carpenter Technology Corp. of Reading, Pennsylvania, which has no affiliation with Accuride.  Mr. Hajost previously served in various finance positions of increasing responsibility at JBS Swift & Company, Guidant Corporation, and Eli Lilly and Company.  Mr. Hajost's corporate career was preceded by five years of service as an Officer in the United States Army.  Mr. Hajost received a bachelor's degree in engineering from the United States Military Academy and earned his MBA in Finance from the University of Chicago.

Mr. Hajost will receive an annual base salary of $310,000, participate in the Company's annual cash bonus and long term incentive programs, receive relocation benefits, and receive other benefits and perquisites consistent with the Company's other senior executives, all as provided in the offer letter attached hereto as Exhibit 10.1 and incorporated by reference herein.  Effective as of his start date, the Compensation Committee of Accuride's Board of Directors granted Mr. Hajost an initial equity grant valued at $100,000, with such value being converted into restricted stock units based upon the closing price of the Company's common stock on that day.  The initial equity award will vest over a four year period.  Mr. Hajost will also be party to an Amended & Restated Severance and Retention Agreement (Tier II executive) with the Company, in the form previously approved by the Board and filed with the Securities and Exchange Commission as an exhibit to the Company's Form 10-K filed on March 15, 2012, and incorporated herein by reference. The material terms of the Amended & Restated Severance and Retention Agreement are also described in the Company's proxy statement filed form DEF 14A.

There are no agreements regarding changes to Mr. Risch's or Mr. Hazlett's compensation in connection with their promotions.

Item 7.01.  Regulation FD Disclosure.

A copy of a press release by Accuride, dated November 16, 2015, announcing Mr. Hajost's joining the Company as Senior Vice President and CFO and the promotions of Messrs. Hazlett and Risch is furnished herewith as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1	Michael Hajost Employment Letter.

99.1	Press Release of Accuride Corporation, dated November 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2015	ACCURIDE CORPORATION /s/ Stephen A. Martin Stephen A. Martin Senior Vice President / General Counsel